UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             April 4, 2016

Appliance Recycling Centers of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, Minnesota	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01           Changes in Registration

On April 4, 2016, Baker Tilly Virchow Krause, LLP notified Appliance Recycling Centers of America, Inc. (the “Company”) that they decline to stand for re-appointment as the Company’s independent registered public accounting firm effective upon the earlier of Baker Tilly Virchow Krause, LLP’s completion of interim review procedures related to the period as of and for the three months ending April 2, 2016 or the Company’s Audit Committee appointing new auditors.

The reports of Baker Tilly Virchow Krause, LLP on the Company’s consolidated financial statements for the fiscal year ended January 2, 2016 and January 3, 2015 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and subsequent interim period through April 4, 2016, there have been no disagreements with Baker Tilly Virchow Krause, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Baker Tilly Virchow Krause, LLP, would have caused Baker Tilly Virchow Krause, LLP to make reference to the matter in its reports on the consolidated financial statements for such years.

The Company provided a copy of the foregoing disclosures to Baker Tilly Virchow Krause, LLP and requested that Baker Tilly Virchow Krause, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether Baker Tilly Virchow Krause, LLP agrees with the above statements. A copy of Baker Tilly Virchow Krause, LLP’s letter, dated April 8, 2016 is filed as Exhibit 16.1 to this Form 8-K.

The Company will begin the process of selecting a new independent registered public accounting firm as soon as practicable.

Item 9.01      Financial Statements, Pro Forma Financial Information and Exhibits

(d)           Exhibits

Exhibit
Number	Description

16.1	Letter from Baker Tilly Virchow Krause, LLC, dated April 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: April 8, 2016	/s/ Jeffery Ostapeic
Jeffery Ostapeic Chief Financial Officer

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